UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

Carter’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31829	13-3912933

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309

(Address of principal executive offices, including zip code)

(404) 745-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On February 20, 2007, Carter’s, Inc. issued a press release announcing financial results for its fourth quarter and fiscal year ended December 30, 2006.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On February 15, 2007, the Board of Directors of Carter’s, Inc. (the “Company”) approved the Company’s plan to close its White House, Tennessee distribution center, which has been utilized to distribute the Company’s OshKosh brand products.

The Company continually evaluates opportunities to reduce its supply chain complexity and lower costs.  The Company has recently determined that OshKosh brand products can be effectively distributed through its other distribution facilities and third party logistics providers.  Distribution operations at the White House facility are expected to cease by the end of April 2007.

In conjunction with the plan to close this distribution center, the Company expects to incur approximately $5.8 million in cash expenses.  Such charges consist of approximately $3.8 million of severance and other employee related costs and $2.0 million of other costs to exit the facility.  Additionally, the Company expects to incur approximately $3.9 million of non-cash charges relating to accelerated depreciation and asset impairment.

The Company estimates the charges in the first quarter of fiscal 2007 to be approximately $5.6 million ($3.5 million after tax), or approximately $0.06 cents per diluted share.  The Company estimates charges for the balance of 2007 will be approximately $3.6 million ($2.2 million after tax), or approximately $0.04 per diluted share.  The Company expects that the remaining after-tax restructuring costs of approximately $0.5 million ($0.3 million after tax), or approximately $0.01 cent per share, will be incurred during fiscal 2008.

This Form 8-K contains forward looking statements which use the words “expects” and “estimates.”  Actual events or results may differ materially from those statements.  Significant factors that could cause actual results to differ materially include our ability to successfully negotiate with the representatives of the facility’s unionized employees, to timely transition the equipment and inventory to other distribution facilities, and the sale and disposal of the property and remaining equipment.

Item 7.01     Regulation FD Disclosures

On February 16, 2007, the Company’s Board of Directors approved a stock repurchase program, pursuant to which the Company is authorized to purchase up to $100 million of its outstanding common shares.  Such repurchases may occur from time to time in the open market, in negotiated transactions, or otherwise.  This program has no time limit.  The timing and amount of any repurchases will be determined by the Company’s management, based on its evaluation of market conditions, share price, and other factors.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.     Financial Statements and Exhibits

Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release of Carter’s, Inc., dated February 20, 2007

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 20, 2007

CARTER’S, INC.

By:	/S/ MICHAEL D. CASEY

Name:	Michael D. Casey
Title:	Executive Vice President and
Chief Financial Officer